RESOLUTION BY WRITTEN CONSENT
OF THE SHAREHOLDERS
OF
LEXON TECHNOLOGIES, INC. A Delaware Corporation

May 11, 2011

IN LIEU OF SPECIAL MEETING

The undersigned (see attached Written Consents) constituting a majority shareholding of Lexon Technologies, Inc, a Delaware corporation, (the “Corporation”), acting pursuant to the authority of Section 141,of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding a special shareholders’ meeting, does hereby adopt the following resolutions.

SALE OF PARAGON TONER INC.

WHEREAS, the company hereby will sell all the assets and liabilities of the Paragon Toner Division of Lexon Technologies Inc in exchange of 200,000,000 existing shares of Lexon Technologies specifically:

James Park	133,300,000 shares
Young Won	66,700,000 shares

CANCELLATION OF COMPANY STOCK

WHEREAS, further after the 200,000,000 shares are received, immediately after receipt these shares will be cancelled by the company.

INTERNET PROPERTIES TO REMAIN WITH LEXON TECHNOLOGIES.

WHEREAS, notwithstanding the above, Lexon will retain the internet businesses of Lexon Technologies, namely the website known as 7inkjet.com, nanoinkjet.com and yourcartidges.com and all revenues and profits derived therefrom. Lexon Technologies will continue as a going concern.

RESOLVED FURTHER, that the officers of the Corporation are hereby authorized and directed on behalf of the Corporation to execute any agreements, instruments or other documents, and to do and cause to be done any and all other acts and things as such officers may be in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

/s/ James Park
James Park
198,406,919 shares

/s/ Young Won
Young Won
99,030,531 shares